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                                                             EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                 OF TICKETMASTER

                  (F/K/A TICKETMASTER ONLINE-CITYSEARCH, INC.)



                                    ARTICLE I

                                     OFFICES

                  Section 1. PRINCIPAL OFFICE. The registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

                  Section 1. PLACE OF MEETING. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

                  Section 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held at such date and time as may be fixed by resolution of the Board of Directors.

                  Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chairman of the Board or a majority of the Board of Directors.

                  Section 4. NOTICE. Written notice stating the date, time and place of the meeting, and in case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior thereto, either personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the records of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the


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Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Article IX of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

                  Section 5. ADJOURNED MEETINGS. The Chairman of the meeting or a majority of the voting power of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. When a meeting is adjourned to another time or place, except as required by law, notice of the adjourned meeting need not be given. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

                  Section 6. QUORUM. The holders of a majority of the voting power of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business; provided, however, if the Certificate of Incorporation of the Corporation or the Delaware General Corporation Law provides that any matter shall be decided by a vote of a certain class or classes of stock, then the holders of a majority of the voting power entitled to vote thereon, present in person or represented by proxy shall constitute a quorum for the transaction of business on such matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If at such adjourned meeting, a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders, unless the question is one upon which by express provision of the Delaware General Corporation Law or of the Certificate of Incorporation of the Corporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  Section 7. VOTING. Each stockholder of record entitled to vote at a meeting of the stockholders shall be entitled to vote in person or by proxy at such meeting each share of the class of capital stock entitled to be voted thereat.

                  Section 8. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

                  (A) ANNUAL MEETINGS OF STOCKHOLDERS.

                      (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an


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annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

                      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                      (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business


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on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (C)      GENERAL.

                           (1)  Only such persons who are nominated in
accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

                           (2)  For purposes of this By-Law, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be


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deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                  Section 9. PROCEDURE FOR ELECTION OF DIRECTORS; REQUIRED VOTE. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of shares of Common Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors.

                  Section 10. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability. The inspectors shall have the duties prescribed by law.

                  The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                  Section 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, provided that prompt notice of such action shall be given to those stockholders who have not so consented in writing to such action without a meeting.

                                   ARTICLE III

                                    DIRECTORS

                  Section 1. NUMBER AND TENURE. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors or by the stockholders, or by a duly adopted amendment to the Certificate of Incorporation of the Corporation. Each director shall serve a term of one year from the date of his election and until his successor is elected. Directors need not be stockholders.


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                  Section 2. RESIGNATION OR REMOVAL. Any director may at any time resign by delivering to the Board of Directors his resignation in writing, to take effect no later than ten days thereafter. Any director or the entire Board of Directors may at any time be removed effective immediately, with or without cause, by the vote, either in person or represented by proxy, of a majority of the voting power of shares of stock issued and outstanding of the class or classes that elected such director and entitled to vote at a special meeting held for such purpose or by the written consent of a majority of the voting power of shares of stock issued and outstanding of the class or classes that elected such director.

                  Section 3. VACANCIES. Vacancies and newly created directorships occurring on the Board of Directors shall be filled in accordance with the Delaware General Corporation Law. The directors so chosen shall hold office until the next annual election and until their respective successors are duly elected.

                  Section 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such dates, times and places as may be designated by the Chairman of the Board, and shall be held at least quarterly.

                  Section 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons calling a special meeting of the Board of Directors may fix a place and time within or without the State of Delaware for holding such meeting.

                  Section 6. NOTICE. Notice of any regular meeting or a special meeting shall be given to each director, either orally, by facsimile or by hand delivery, addressed to each director at his address as it appears on the records of the Corporation. If notice be by facsimile, or given orally (including by telephone) or by hand delivery, such notice shall be deemed to be adequately delivered when the notice is transmitted or given at least 24 hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article IX of these By-Laws.

                  Section 7. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. Unless otherwise provided in the Certificate of Incorporation of the Corporation or these By-Laws, the act of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice, until a quorum shall be present. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. A director present at a meeting shall be counted in determining the presence of a quorum, regardless of whether a contract or transaction between the Corporation and any other


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Corporation, partnership, association, or other reorganization in which such director is a director or officer or has a financial interest, is authorized or considered at such meeting.

                  Section 8. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

                  Section 9. ACTION BY CONFERENCE TELEPHONE. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  Section 10. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, except that, in his absence, he may designate another member of the Board of Directors to so preside. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board shall not be an officer of the Corporation. The Chairman of the Board shall perform all duties incidental to his office and all such other duties as is properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders and, together with the Chief Executive Officer of the Corporation, shall see that all orders and resolutions of the Board of Directors and any committee thereof are carried into effect. The Corporation may have one or more Chairmen (if more than one, a "Co-Chair"), each of whom shall possess powers and authority as may be specified by the Board of Directors, which may be the same or different from another Co-Chair.

                  Section 11. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one (1) or more committees, each committee to consist of two (2) or more directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, except that no committee shall have the power or authority to amend the Certificate of Incorporation of the Corporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, to recommend to the stockholders a


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dissolution, to amend the By-Laws of the Corporation, to declare a dividend or to authorize the issuance of stock.

                  Section 12. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

                  Section 1. Positions. The officers of the Corporation shall consist of a Chief Executive Officer ("CEO"), a President, a Secretary, a Treasurer, and such other officers and assistant officers and agents as may be deemed necessary by the Chairman, CEO or the Board of Directors. Any two
(2) or more offices may be held by the same person.

                  Section 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected by the Board of Directors and/or by such other persons as may be specified by the Board. Unless otherwise provided in the Certificate of Incorporation of the Corporation or these By-Laws, any officer appointed by the Board of Directors may be removed, with or without cause, at any time by the Board of Directors and/or by such other persons as may be specified by the Board. Each officer shall hold his office until his successor is appointed or until his earlier resignation, removal from office, or death. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV.

                  Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chairman or CEO may appoint, such other officers (including one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the Chairman or CEO, as the case may be.

                  Section 3. THE CHIEF EXECUTIVE OFFICER. The CEO shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office. The CEO shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Board of Directors, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Executive Officer of a corporation.


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                  Section 4. THE PRESIDENT. The President shall have such
duties and responsibilities as from time to time may be assigned to him by the Board of Directors, the Chairman or the CEO. The President shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the Board of Directors, the Chairman or the CEO, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a President of a corporation.

                  Section 5. VICE PRESIDENTS. The Board of Directors, the Chairman or the CEO may from time to time name one or more Vice Presidents that may include the designation of Executive Vice Presidents and Senior Vice Presidents all of whom shall perform such duties as from time to time may be assigned to him by the the Board of Directors, the Chairman or the CEO.

                  Section 6. THE SECRETARY. The Secretary shall keep the minutes of the proceedings of the stockholders and the Board of Directors; the Secretary shall give, or cause to be given, all notices in accordance with the provisions of these By-Laws or as required by law, shall be custodian of the corporate records and of the seal of the Corporation, and, in general, shall perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman or the CEO.

                  Section 7. THE TREASURER. The Treasurer or, if one is designated by the Board of Directors, the Chief Financial Officer of the Corporation, shall act as the chief financial officer of the Corporation, shall have the custody of the corporate funds and securities, shall keep, or cause to be kept, correct and complete books and records of account, including full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and in general shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman or the CEO.

                  Section 8. ASSISTANT SECRETARIES. The Assistant
Secretaries, if any, in general shall perform such duties as from time to time may be assigned to them by the Secretary or by the Board of Directors, and shall in the absence or incapacity of the Secretary, perform his functions.

                  Section 9. ASSISTANT TREASURERS. The Assistant Treasurers, if any, in general shall perform such duties as from time to time may be assigned to them by the Treasurer or by the Board of Directors, and shall in the absence or incapacity of the Treasurer perform his functions.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

                  Section 1. SIGNATURE BY OFFICERS. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, the


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CEO or President, if any (or any Vice President), and the Secretary (or an
Assistant Secretary) of the Corporation, certifying the number of shares owned by the stockholder in the Corporation.

                  Section 2. FACSIMILE SIGNATURES. The signature of the Chairman, CEO, President, Vice President, Treasurer or Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

                  Section 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate(s) to be issued by the Corporation to replace any certificate(s) alleged to have been lost or destroyed, upon its receipt of an affidavit of that fact by the person claiming the certificate(s) of stock to be lost or destroyed. When authorizing such issue of a new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate(s), or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost or destroyed.

                  Section 4. TRANSFER OF STOCK. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may close the stock transfer books of the Corporation for a period of not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not more than sixty (60) nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date of not more than sixty (60) nor less than ten (10) days preceding the date of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give such consent. In such case and not-withstanding any transfer of any stock on the books of the Corporation after any such record date, such stockholders as shall be stockholders of record on the date so fixed shall


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be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be.

                  Section 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. Except as otherwise provided by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof.

                                   ARTICLE VI

                      CONTRACT, LOANS, CHECKS, AND DEPOSITS

                  Section 1. CONTRACTS. When the execution of any contract or other instrument has been authorized by the Board of Directors without specification of the executing officers, the CEO, the President, any Vice President, the Treasurer or Assistant Treasurer and the Secretary, or any Assistant Secretary, may execute the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto.

                  Section 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.

                  Section 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 4. ACCOUNTS. Bank accounts of the Corporation shall be opened, and deposits made thereto, by such officers or other persons as the Board of Directors may from time to time designate.

                                   ARTICLE VII

                                    DIVIDENDS

                  Section 1. DECLARATION OF DIVIDENDS. Subject to the provisions, if any, of the Certificate of Incorporation of the Corporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or contractual rights, or in shares of the Corporation's capital stock.

                  Section 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to


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meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                  FISCAL YEAR

                  The fiscal year of the Corporation shall be established by the Board of Directors.

                                   ARTICLE IX

                                WAIVER OF NOTICE

                  Whenever any notice whatsoever is required to be given by law, the Certificate of Incorporation of the Corporation or these By-Laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

                                    ARTICLE X

                                      SEAL

                  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE XI

                                   AMENDMENTS

                  Except as expressly provided otherwise by the Delaware General Corporation Law, the Certificate of Incorporation of the Corporation or other provisions of these By-Laws, these By-Laws may be altered, amended or repealed and new By-Laws adopted by action of the Board of Directors.

                                   ARTICLE XII

                          INDEMNIFICATION AND INSURANCE

                  Section 1. INDEMNIFICATION. The Corporation shall, to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be


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amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation or proceeding, whether civil, criminal or administrative by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer or employee of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith; provided, however, that except as provided in this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

                  To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to a claimant's entitlement thereto shall be made as follows: (i) by a majority of the Board of Directors who are not parties to such action, suit, investigation or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv)


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

by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

                  If a claim under this By-Law is not paid in full by the Corporation within 20 days after a written claim pursuant to this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  If a determination shall have been made pursuant to this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this By-Law.

                  Furthermore, the Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

                  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification shall be made to the fullest extent permitted by law. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any director or officer of the Corporation (or employee or agent of the Corporation to which rights to indemnification have been granted) hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  The indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director,


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

officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                  Section 2. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or will be a director, officer, employee or agent of the Corporation, or is or will be a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.


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